[ICE MILLER LLP LETTERHEAD]
Exhibit 5.1
October 28, 2010
Arcadia Resources, Inc.
9320 Priority Way West Drive
Indianapolis, Indiana 46240

Re:	Arcadia Resources, Inc., Registration Statement on Form S-3 (Registration Statement No. 333-168084)
Ladies and Gentlemen:
We have acted as special counsel for Arcadia Resources, Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of up to an aggregate of 15,625,000 shares of common stock of the Company, par value $0.001 per share (“Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (“Commission”) on July 13, 2010, a base prospectus, dated July 29, 2010, included in the Registration Statement at the time it became effective (the “Base Prospectus”), and the form of a prospectus supplement approved by the Board of Directors of the Company and to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) (“Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Shares will be sold in connection with the Placement Agent Agreement by and between the Company and Wilmington Capital Securities, LLC, as placement agent, dated October 28, 2010 (the “Placement Agent Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Statement.
In rendering our opinion, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other items that we deemed necessary to examine for purposes of this opinion, including:
1. Registration Statement;
2. Base Prospectus;
3. Prospectus Supplement, in the form in which it was approved by the Board of Directors of the Company on the date hereof and will be filed with the Commission under the Securities Act;
4. Subscription Agreement, in the form in which is was approved by the Board of Directors of the Company on the date hereof;
5. Placement Agent Agreement;

Arcadia Resources, Inc.
October 28, 2010

6. A copy of the Amended and Restated Articles of Incorporation of the Company, together with all amendments thereto;
7. A copy of the Amended and Restated Bylaws of the Company, as amended to date;
8. A certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors; and
9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents and completeness of all documents submitted to us as certified or photostatic, facsimile or electronic copies and the authenticity of the originals of such certified or copied documents. As to certain matters expressed herein, we have relied upon and assumed the accuracy and completeness of certificates and reports of various state authorities and public officials and of the Company.
Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares, upon issuance, payment and delivery in accordance with the Subscription Agreements and the Prospectus, will be validly issued, fully paid and non-assessable.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the Prospectus, and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Ice Miller LLP